EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John J. Augustine, certify that:

1.         I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Quaint Oak Bancorp, Inc.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.         [Omitted]

4.         [Omitted]

5.         [Omitted]

Date: June 10, 2025	By:	/s/ John J. Augustine
John J. Augustine
Executive Vice President and Chief Financial Officer